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                                                                  EXHIBIT 99.4
                             McKESSON CORPORATION

                          OFFERS FOR ALL OUTSTANDING
                       6.30% NOTES DUE MARCH 1, 2005 AND
                         6.40% NOTES DUE MARCH 1, 2008
                                IN EXCHANGE FOR
                  6.30% EXCHANGE NOTES DUE MARCH 1, 2005 AND
                    6.40% EXCHANGE NOTES DUE MARCH 1, 2008

TO:BROKERS, DEALERS, COMMERCIAL BANKS,
   TRUST COMPANIES AND OTHER NOMINEES:

  McKesson Corporation (the "Company") is offering, upon and subject to the
terms and conditions set forth in the Prospectus, dated      , 1998 (the
"Prospectus"), and the enclosed Letters of Transmittal (the "Letters of Transmittal"), to exchange (the "Exchange Offers") its 6.30% Exchange Notes due March 1, 2005 and 6.40% Exchange Notes due March 1, 2008, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for its outstanding 6.30% Notes due March 1, 2005 and 6.40% Notes due March 1, 2008 (the "Private Notes"), respectively. The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated February 24, 1998, by and among the Company and the initial purchasers referred to therein.

  We are requesting that you contact your clients for whom you hold Private Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Private Notes registered in your name or in the name of your nominee, or who hold Private Notes registered in their own names, we are enclosing the following documents:

    1. Prospectus dated      , 1998;

    2. Each of the three Letters of Transmittal for your use and for the information of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offers if certificates for Private Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the applicable Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offers;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. Return envelopes addressed to The First National Bank of Chicago, the Exchange Agent for the Private Notes.

  YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00
P.M, NEW YORK CITY TIME, ON       , 1998, UNLESS ANY OF THE EXCHANGE OFFERS
ARE EXTENDED BY THE COMPANY (THE "EXPIRATION DATES"). PRIVATE NOTES TENDERED PURSUANT TO THE EXCHANGE OFFERS MAY BE WITHDRAWN AT ANY TIME BEFORE THE APPLICABLE EXPIRATION DATE.

  To participate in the Exchange Offers, your clients must tender by having you execute for them a book-entry transfer of tendered Private Notes into the account of The First National Bank of Chicago, as Exchange Agent, at The Depository Trust Company ("DTC") using DTC's Automated Tender Offer Program. (Your clients may also tender by having certificates representing the Private Notes, duly executed and properly completed
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applicable Letters of Transmittal (or facsimile thereof), with any required signature guarantees, and any other required documents delivered to such Exchange Agent.) The Letters of Transmittal and the Prospectus should be consulted for complete instructions and information about participation in the Exchange Offers.

  If holders of Private Notes wish to tender, but it is impracticable for them to forward their certificates for Private Notes prior to the expiration of the applicable Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offers-- Guaranteed Delivery Procedures."

  The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Private Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Private Notes pursuant to the Exchange Offers, except as set forth in Instruction 6 of the applicable Letters of Transmittal.

  Any inquiries you may have with respect to the Exchange Offers, or requests for additional copies of the enclosed materials, should be directed to The First National Bank of Chicago, the Exchange Agent for the Private Notes, at its address and telephone number set forth on the front of the Letters of Transmittal.

                                          Very truly yours,

                                          McKESSON CORPORATION

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE APPLICABLE LETTERS OF TRANSMITTAL.

Enclosures

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